Exhibit 99.2
Remarks by Richard T. Clark,
Chairman, President & CEO
Merck & Co., Inc.
Annual Business Briefing
Whitehouse Station,
New Jersey
December 11, 2007
Thank you, Graeme, and good morning everyone. Thanks for joining us today.
We are meeting here today at the end of the second year of Merck’s 5-year Plan to Win. As Winston Churchill once said, “However beautiful the strategy, you should occasionally look at the results.”
And that’s what I’d like us to focus on today the results.
I think it is fair to say that we have made significant progress during the past two years and our momentum is what makes us confident that we are on track to achieve our long-term goals.
Furthermore, the way in which we are driving these results by re-engineering our business model in addition to investing in core and new research and development capabilities provides the platform to sustain our performance beyond 2010.
We set specific and ambitious goals for 2010 and we have shared them with you so that you could hold the Company accountable for the results. Let’s take a moment to review.
We set a goal of double-digit compound annual earnings-per-share growth excluding certain items from 2005 to 2010. We are firmly on track to meet this goal.
We set a goal to achieve compound annual revenue growth of 4 to 6 percent by 2010 including 50 percent of joint venture revenue. We are on target to deliver that growth based on the continued strength of our in-line products and our successful new product launches which together have more than offset the impact of multiple products losing marketing exclusivity.

We set a goal to return Merck’s product gross margin to pre-ZOCOR levels beyond 2008. We are on pace to reach that goal a full year ahead of schedule.
We set a goal of returning our marketing and administrative expense to 2006 levels by 2010. While there is an increase in spending in the short term, we remain committed to this goal even as we continue to invest in establishing our new products in the marketplace.
And we stated our commitment to fully fund research and development.
Now let’s look at what’s driving our top-line growth.
The Company is building off the new product introductions and the momentum generated in 2006 through the continued market penetration and the global rollout of GARDASIL, JANUVIA, and ROTATEQ.
In addition, we have successfully completed the U.S. regulatory process for JANUMET and ISENTRESS and we have started to introduce them into the marketplace. Our customers are recognizing the value of these products as evidenced by early prescription trends.
These novel first-in-class medicines and vaccines were flawlessly brought to market and they provide true value to patients, physicians, and payers.
During 2008, we will conduct more than 150 separate launches of these new products globally including an additional 21 launches for GARDASIL alone. These launches will help provide access for patients worldwide to the best of Merck’s innovative and much-needed medicines and vaccines. But it is not just about the new products.
As this graph demonstrates, we see the power of our complete product portfolio as driving revenue growth through 2010.
The strong performance of SINGULAIR, COZAAR, HYZAAR, ZETIA, and VYTORIN provide the engine for growth.
Our in-line products, coupled with the new product launches I just mentioned and our pipeline products if approved provide the platform for sustainable revenue growth beyond 2010.

I am obviously pleased with the success we’ve achieved in increasing revenue. But revenue growth alone will not get us where we want to be by 2010.
In order to generate our targeted earnings growth, we must also re-engineer our core business to be more efficient which will enable us to significantly reduce our total cost base.
First let’s begin with product gross margin. As we indicated last week, we anticipate returning PGM to pre-ZOCOR levels a year earlier than initially projected.
The realization of our gross margin improvement was driven by establishing lean supply chains leveraging low-cost and external manufacturing and consolidating our manufacturing plant network.
The impact of these actions has enabled us to reduce operating spending within manufacturing by almost 20 percent and manufacturing headcount by almost 35 percent off of our 2003 base.
This significant progress in reducing global manufacturing costs is a testament to the hard work and dedication of Merck’s manufacturing employees. In addition to the changes we are making in manufacturing we are beginning to reduce marketing and administrative costs.
To help drive marketing and administrative savings through 2010, we are deploying similar tools and techniques used to realize our improvements on PGM.
For example, we have identified and started implementing a number of initiatives, including changing the way we go to market.
We continue to maintain a strict discipline in our operational spending, while providing the necessary resources to support our in-line products and the seven products launched during the past two years.
We are also making fundamental changes in the way we interact with our customers and how we support those interactions globally through a customer-centric model that Ken Frazier will discuss later this morning.
Our new global commercial organization enables us to leverage capabilities centrally while maintaining focused local execution.

This initiative is already producing results as evidenced by the $65 million in realized savings in 2007 alone.
We anticipate having our Global Marketing Support Model fully implemented in 2008, and when in place, we expect more substantial savings in the future.
We are also fundamentally changing the way IT, Finance, Human Resources, and other functions operate and support our business.
First, we have consolidated each support function under a single global point of accountability.
Second, we are integrating those functions into the business across divisions and around the globe.
Third, through the use of shared services and centers of excellence we will optimize the quality and cost of services provided.
As an example, within our IT function, we have generated significant cost savings by outsourcing non-core activities, off-shoring more than 1,000 FTEs to low-cost countries, and consolidating technology centers from 65 to 3.
Overall, the support function initiative has produced more than $130 million in cost savings in 2007 alone. We expect to complete this restructuring initiative by 2010.
We are focused on driving top-line growth and becoming more lean and flexible.
At the same time, we are also building a sustainable R&D advantage.
First, we are engaging our customers and scientific leaders early and often in a product’s lifecycle.
Second, we are using the best new technologies to shorten development time and increase the probability of success in our discovery and development efforts.
Third, we are establishing superior execution in many facets of research and development.

Taken together, these initiatives are redefining Merck’s pharmaceutical and vaccine R&D. Let me give you just one example of the results from these efforts.
Nowhere have the transformational efforts been more evident than in the reduction in clinical development cycle-time achieved by Dr. Kim and his team in the Merck Research Labs.
As evaluated by an independent third party, Merck has substantially reduced its clinical development cycle times in contrast to the performance of the pharmaceutical sector.
The Company is now ranked at or near the top in these important measures. This not only gives us a significant competitive advantage and we have seen how important being first-in-class is it also means that patients are getting the benefit of our products sooner.
So what I have shared with you this morning are the results to date.
We are on track to achieve double-digit compound annual earnings-per-share growth from 2005 to 2010, excluding certain items.
We are on track to achieve the revenue growth goal by 2010.
We are on track to return our product gross margin to pre-ZOCOR levels a year earlier than we planned.
We are putting in place the new processes and structures that will allow us to return our marketing and administrative expense to 2006 levels by 2010. And we remain committed to fully fund research and development.
None of the results would have been possible without the commitment of Merck’s employees to truly transform this Company. Together they have accomplished some remarkable things and as I learned many years ago never underestimate Merck employees. They make Merck a special Company and I would like to take a moment to recognize that this was also a very special year for Merck.
In 2007 we are celebrating both the 50th anniversary of the Merck Company Foundation and the 20th anniversary of the Merck Mectizan Donation Program. Just last week, we announced a partnership between the Merck Company

Foundation and the World Bank to raise $50 million to help eliminate river blindness in 28 African countries. Initiatives like this represent the commitment our people have to improving health care around the world.
And they are only made possible by ensuring the success of our Company.
Over the past two years Merck has built a sustainable model for success. It is clear we are already starting to realize the benefits.
Thank you.
About Merck
     Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck discovers, develops, manufactures and markets vaccines and medicines to address unmet medical needs. The Company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit www.merck.com.
Forward-Looking Statement
This speech contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements set forth in Item 1A of Merck’s Form 10-K for the year ended Dec. 31, 2006, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.